POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Nicole E. Clark and Brittany A. Smith, signing singly, the undersigned’s true and lawful attorney-in-fact to:

1.
Execute for and on behalf of the undersigned a Form ID (including amendments thereto), or any other forms prescribed by the United States Securities and Exchange Commission (the “SEC”), that may be necessary to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC or the forms referenced in clause 2 below;

2.
Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer of Occidental Petroleum Corporation (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder; and

3.
Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 and 5 and timely file such form with the SEC and any stock exchange or similar authority.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

In the event that any one of the attorneys-in-fact referenced herein ceases to hold the office of Corporate Secretary, Assistant Corporate Secretary or Assistant Secretary, this Power of Attorney will be without force or effect regarding that attorney-in-fact but will remain in full force and effect with regard to each remaining attorney-in-fact as long as each such attorney-in-fact is empowered as Corporate Secretary, Assistant Corporate Secretary or Assistant Secretary by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of February 2021.

/s/ Kenneth Dillon
Kenneth Dillon